UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2004

OWENS-ILLINOIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9576	22-2781933
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One SeaGate Toledo, Ohio 43666
(Address of Principal Executive Offices)

(419) 247-5000
(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

On July 28, 2004, Owens-Illinois, Inc. announced that the Company has entered into a definitive agreement with Graham Packaging Company based in York, Pa., a portfolio company of The Blackstone Group, to sell its blow-molded plastic container operations in North America, South America and Europe.  A copy of Owens-Illinois, Inc.’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2004	OWENS-ILLINOIS, INC.
(registrant)

	By:	/s/ Matthew G. Longthorne
Name: Matthew G. Longthorne
Its: Controller

Exhibit Index

Exhibit 99.1	Press Release dated July 28, 2004 of Owens-Illinois, Inc.